EXHIBIT 2

                     DIRECTORS OF PRUDENTIAL FINANCIAL, INC.
                     ---------------------------------------

Name                           Title                           Company
----                           -----                           -------
Frederic K. Becker             President                       Wilentz Goldman & Spitzer, P.A.

W. Gaston Caperton III         President                       The College Board

Gilbert F. Casellas            President                       Casellas & Associates, LLC

James G. Cullen                Retired President               Bell Atlantic Corporation
                               And Chief Operating
                               Officer

William H. Gray III            Retired President               The College Fund/UNCF
                               And Chief Executive
                               Officer

Jon F. Hanson                  Chairman                        The Hampshire Companies

Glen H. Hiner                  Retired Chairman                Owens Corning
                               & Chief Executive
                               Officer

Constance J. Horner            Guest Scholar                   The Brookings Institution

Karl J. Krapek                 Retired President               United Technologies Corporation
                               And Chief Operating
                               Officer

Arthur F. Ryan                 Chairman of the                 Prudential Financial, Inc.
                               Board, Chief Executive
                               Officer and President

Ida F. S. Schmertz             Founder and Chair               Microleasing LLC

James A. Unruh                 Founding Principal              Alerion Capital Group, L.L.C.

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